                                                                     EXHIBIT 4.3

                    ARTICLES OF AMENDMENT TO THE CHARTER OF
                             MASTER GRAPHICS, INC.
                     DESIGNATING AND FIXING THE RIGHTS AND
             PREFERENCES OF A SERIES OF SHARES OF PREFERRED STOCK


          Master Graphics, Inc., a Tennessee corporation (the "Company"),
                                                               -------
certifies to the Tennessee Secretary of State that :

          FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Company by Section 7.3 of the Company's Charter (the "Charter")
                                                                       -------
and Section 48-16-102 of the Tennessee Code Annotated, the Board of Directors has March 30, 1998, by resolution, duly divided and classified 222,220 shares of the preferred stock of the Company into a series designated 5% Series A Cumulative Convertible Redeemable Preferred Stock (the "Series A Preferred
                                                        ------------------
Stock") and has provided for the issuance of the Series A Preferred Stock.
-----

          SECOND: Section 7 is hereby amended by adding a new Section 7.5 which provides as follows:

          7.5 5% Series A Cumulative Convertible Redeemable Preferred Stock.
          -----------------------------------------------------------------

          SECTION A.  General   A series of Preferred Stock, designated the "5%
                      -------
Series A Cumulative Convertible Redeemable Preferred Stock" (the "Series A
                                                                  --------
Preferred Stock"), is hereby established. The number of shares of the Series A
---------------
Preferred Stock shall be 222,220. The Series A Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution, winding up of the Company, rank (i) senior to all classes or series of Common Stock of the Company, and to all equity securities ranking junior to the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company and have been consented to by the holders of the Series A Preferred Stock; and (iii) junior to all existing and future indebtedness of the Company. The term "equity securities" does not include convertible debt securities, which will rank senior to the Series A Preferred Stock prior to conversion. The Board of Directors is expressly authorized (within the limit of the authorized amount thereof) to cause the shares of Series A Preferred Stock to be issued from time to time, and to determine the consideration to be received thereof in cash, property, including stock or securities of other entities, or services.
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          SECTION B.  Dividends.
                      ---------

     1.   General Obligation.  To the extent permitted under the Tennessee
          ------------------
Business Corporation Act when and as declared by the Board of Directors, the Company will pay out of funds legally available for the payment of cumulative preferential dividends to the holders of the Series A Preferred Stock, pari passu with any other Approved Preferred Stock, as provided in this Section B. Except as otherwise provided herein, dividends on each share of Series A Preferred Stock (a "Share") will accrue at a rate of 5% per annum of the
                    -----
Liquidation Value thereof (the "Dividend Rate") from and including the Date of
                                -------------
Issuance (as defined below) of such Share to and including the date on which the Liquidation Value (plus all accrued and unpaid dividends thereon) or Redemption Price, as applicable, of such Share is paid in full. Such dividends will accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The date on which the Company initially issues any Share shall be deemed to be its "Date of Issuance" regardless of the number of times a transfer
                  ----------------
of such Share is made on the stock records maintained by or for the Company and regardless of the number of certificates which may be issued to evidence such Share.

     2.   Dividend Payments.  The accrued dividends will be payable upon
          -----------------
redemption of the Series A Preferred Stock as provided in Section D or upon conversion of the Series A Preferred Stock under Section H hereof; provided, however, that if any such payment date is not a business day, then such dividend will be payable on the preceding business day.

     3.   Restriction on Payment.  No dividends on shares of Series A Preferred
          ----------------------
Stock shall be declared by the Board of Directors or paid or set apart for payment by the Company at such time the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law; provided, however, that the terms of any agreements which contain a prohibition on payments of dividends on the Series A Preferred Stock shall have been consented to by the holders of the Series A Preferred Stock

          SECTION C.  Liquidation.  Upon any liquidation, dissolution or winding
                      -----------
up of the Company, the holders of the Series A Preferred Stock will be entitled to be paid out of funds legally available for distribution to shareholders, pari passu with distribution or payment to any other Approved Preferred Stock, before any distribution or payment is made upon any of the Junior Securities, an amount in cash equal to the aggregate Liquidation Value (plus all accrued and unpaid dividends, but without interest thereon) of all such Series A Preferred Stock outstanding, and the holders of Series A Preferred Stock will not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Company, the Company's assets to be distributed among the holders of the Series A Preferred Stock and any other Approved Preferred Stock are insufficient to permit payment to such holders of the aggregate amounts to which they are entitled to be paid, then the entire assets to be distributed shall be distributed ratably among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends, but without interest thereon) of the shares held by each such holder. Prior to the time of any liquidation, dissolution or winding up of the Company, to the extent permitted by applicable law, the Company shall declare for payment all accrued and unpaid dividends with respect to the Series A Preferred Stock. The Company will mail written notice of such liquidation, dissolution or winding up, not less than 10 days prior to the payment date stated therein, to each record holder of Series A Preferred Stock. Neither the consolidation or merger of the Company into or with any other corporation or corporations, nor the reduction of the capital stock of the Company, will be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section C.

          SECTION D.  Redemptions.
                      -----------

          1.  Mandatory Redemption.  On March 30, 2005 (the "Mandatory
              --------------------                           ---------
Redemption Date"), the Company will redeem all of the issued and outstanding
---------------
Shares of Series A Preferred Stock, at a price per Share equal to the difference (which shall in no event be less than zero) of (a) the greater of (i) the Liquidation Value thereof (plus all accrued and unpaid dividends thereon), or
(ii) the Fair Value thereof, calculated as if such Shares had been converted into Conversion Stock pursuant to Section H hereof, minus (b) an amount equal to
                                                    -----
5% of the Liquidation Value thereof, calculated on a per annum basis for the period commencing on the Date of Issuance thereof and ending on the applicable Redemption Date (the "Redemption Price"); provided, however, that in no event
                      ----------------
shall the Redemption Price be paid until all amounts owing by the Company under that certain Secured Promissory Note executed by the Company and payable to the order of Sirrom Capital Company in the original principal amount of $4,300,000, dated June 19, 1997, have been paid.

          2.  Redemption Price.  For each Share which is to be redeemed, the
              ----------------
Company will be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Company's principal office of the certificate representing such Share) an amount in immediately available funds equal to the Redemption Price thereof. If for any reason the Company defaults in its obligation to pay all or any portion of the Redemption Price, in addition to any other rights or remedies of the redeeming holder of Series A Preferred Stock, the unpaid portion thereof will bear interest at a rate per annum of fourteen percent (14%). If the Company's funds which are legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of Shares ratably among the holders of the Shares to be redeemed based upon the aggregate Redemption Price of such Shares held by each such holder. At any time thereafter when additional funds of the Company are legally available for the redemption of Shares, such funds will immediately be used to redeem the balance of the Shares which the Company has become obligated to redeem on any Redemption Date but which it has not redeemed. Without limiting any rights of the holders of Series A Preferred Stock which are set forth in this Certificate or are otherwise available under law, the balance of the Shares which the Company has become obligated to redeem on any Redemption Date but which it has not redeemed shall continue to have all of the powers, designations, preferences and relative participating, optional, and other special rights (including without limitation, the rights to accrue dividends) which such Shares had prior to such Redemption Date, until the aggregate Redemption Price of such Shares has been paid in full.

     3.   Notice of Redemption.  Except as otherwise provided herein, the
          --------------------
Company will mail written notice of each redemption of Series A Preferred Stock to each record holder not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares will be issued to the holder thereof without cost to such holder within 3 business days after surrender of the certificate representing the redeemed Shares.

     4.   Dividends After Redemption Date; Rights of Stockholder.  No Share is
          -------------------------------------------------------
entitled to any dividends accruing after the Redemption Date on which the Redemption Price of such Share is paid in full. On such Redemption Date, all rights of the holder of such Share as a holder of such Share will cease, and such Share will not be deemed to be outstanding.

     5.   Redeemed or Otherwise Acquired Shares.  Any Shares which are redeemed
          -------------------------------------
or otherwise acquired by the Company will be canceled and will not be reissued, sold or transferred.

     6.   Redemption upon Material Event.  If a Material Event has occurred or
          ------------------------------
if the Company obtains knowledge that a Material Event is proposed to occur, the Company shall give prompt written notice of such Material Event describing in reasonable detail the material terms and date of consummation thereof to each holder of Series A Preferred Stock, but in any event such notice shall not be given later than 5 days after the occurrence of such Material Event, and the Company shall give each holder of Series A Preferred Stock prompt written notice of any material change in the terms or timing of such transactions or events. Any holder of Series A Preferred Stock may require the Company to redeem all or any portion of the Series A Preferred Stock owned by such holder at a price per Share equal to the Redemption Price by giving written notice to the Company of such election prior to 21 days after receipt of the first such notice from the Company which confirms that a Material Event has occurred (the "Expiration
                                                                ----------
Date").  The Company shall give prompt written notice (a "Second Notice") of
----                                                      -------------
each such election to all other holders of Series A Preferred Stock within 5 days after the receipt thereof, and each such holder shall have until the later of (i) the Expiration Date or (ii) 10 days after receipt of the latest Second Notice to request redemption hereunder (by giving written notice to the Company) of all or any portion of the Series A Preferred Stock owned by such holder. The Company shall be obligated to redeem the aggregate number of Shares specified therein on the later of (i) 90 days following occurrence of the Material Event or (ii) 5 days after the Company's receipt of such election(s). Redemption made pursuant to this Section D6 shall not relieve the Company of its obligation pursuant to Section D1 to redeem any Series A Preferred Stock outstanding on the Mandatory Redemption Date.

     SECTION E.  Priority of Series A Preferred Stock on Dividends and
                 -----------------------------------------------------
Redemptions.  So long as any Series A Preferred Stock remains outstanding,
-----------
without the prior written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, the Company shall not, nor shall it permit any Subsidiary to, redeem, retire, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall any moneys or property be paid into or set apart, or made available for the purchase or redemption of any Junior Securities, nor shall the Company directly or indirectly pay or declare any dividend or make any distribution (either in cash or property) upon any Junior Securities (other than dividends payable solely in the securities in respect of which such dividends are paid).

          SECTION F.  Board Observation Rights.  The Company will deliver to the
                      ------------------------
holders of the Series A Preferred Stock a copy of the minutes of and all materials distributed at or prior to all meetings of the board of directors (including any committees thereof) or shareholders of the Company, certified as true and accurate by the Secretary of the Company, promptly following each such meeting. The Company will (a) permit each such holder to designate one (1) person to attend all meetings of the Company's board of directors (including any committee meetings), (b) provide such designee actual notice of all regular meetings all special meetings of the Company's board of directors (including any committee thereof) or shareholders, no fewer days in advance of such meetings as is provided to the members of the board of directors or shareholders, as the case may be and (c) permit such designees to attend such meetings as an observer.

          SECTION G.  Voting Rights.

     1.   General; Notice of Stockholders' Meetings. The holders of Series A
          -----------------------------------------
Preferred Stock shall have the voting rights prescribed by law and the additional voting rights set forth in Section G2 of this Certificate. The holders of the Series A Preferred Stock shall be entitled to notice of all stockholders' meetings in accordance with the Company's bylaws, and shall have the right to participate (but not vote, except as described herein or permitted by law) in all such meetings.

     2.   Corporate Action Requiring Affirmative Vote of Holders of Shares of
          -------------------------------------------------------------------
Series A Preferred Stock.  So long as any Shares of Series A Preferred Stock are
------------------------
outstanding, the Company shall not:

          (a) Without first obtaining the consent, given in person or by proxy, either in writing or at any meeting called for the purpose, of the holders of at least a majority of the outstanding shares of Series A Preferred Stock,

               (i) authorize, create or issue any shares of stock of any other class or series, or authorize an increase in the authorized amount of any class or series of shares, which shall rank in any respect on a parity with the Series A Preferred Stock, or authorize, create or issue any obligations, bonds, notes, debentures, stock or other securities by their terms convertible into shares of stock of any other class or series which rank in any respect on a parity with shares of Series A Preferred Stock; or

               (ii) increase the authorized number of shares of Series A Preferred Stock.

          (b) Without first obtaining the consent, given in person or by proxy, either in writing or at any meeting called for the purpose, of the holders of at least 80% of the outstanding shares of Series A Preferred Stock,

               (i) authorize, create or issue any shares of stock of any other class or series, or authorize an increase in the authorized amount of any class of shares, which shall rank in any respect prior to the Series A Preferred Stock, or authorize, create or issue any obligations, bonds, notes, debentures, stock or other securities by their terms convertible into shares of stock of any other class or series which rank in any respect prior to shares of Series A Preferred Stock; or

               (ii) amend, alter, change, or repeal any of the express terms and provisions of the Series A Preferred Stock in a manner which would materially adversely affect the rights or preferences of the Series A Preferred Stock (except as may be expressly permitted under Subsection (a)(i) of this Section G2 with majority consent).

          (c) For the purpose of this Section G2, except as otherwise specifically provided, the holders of shares of Series A Preferred Stock shall vote as one class, and each holder of Series A Preferred Stock shall be entitled to one vote for each share held.

          SECTION H.  Conversion.
                      ----------

     1.    Conversion Procedure.
           --------------------

          (a) At any time and from time to time, upon payment of the Conversion Fee with respect to any Share, any holder of Series A Preferred Stock may convert all or any portion of the Series A Preferred Stock (including any fraction of a Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by $10.25 and dividing the result by the Conversion Price then in effect.

          (b) Except as otherwise provided herein, each conversion of Series A Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Preferred Stock to be converted have been surrendered for conversion at the principal office of the Company. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Series A Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

          (c) The conversion rights of any Share subject to redemption hereunder shall terminate on the Redemption Date for such Share unless the Company has failed to pay to the holder thereof the Redemption Price thereof.

          (d) Notwithstanding any other provision hereof, if a conversion of Series A Preferred Stock is to be made in connection with a Material Event or other transaction affecting the Company, the conversion of any Shares of Series A Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

          (e) As soon as possible after a conversion has been effected (but in any event within 10 business days in the case of subparagraph (i) below), the Company shall deliver to the converting holder:

              (i) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

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

               (ii) payment of all accrued and unpaid dividends with respect to each Share converted which have not been paid thereto; and

               (iii) a certificate representing any Shares of Series A Preferred Stock which were represented by the certificate or certificates delivered to the Company in connection with such conversion but which were not converted.

          (f) The issuance of certificates for shares of Conversion Stock upon conversion of Series A Preferred Stock shall be made without charge to the holders of such Series A Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share of Series A Preferred Stock, the Company shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, and free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

          (g) The Company shall not close its books against the transfer of Series A Preferred Stock or of Conversion Stock issued or issuable upon conversion of Series A Preferred Stock in any manner which interferes with the timely conversion of Series A Preferred Stock. The Company shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Company).

          (h) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred Stock, such number of shares of Conversion Stock as are issuable upon the conversion of all outstanding Series A Preferred Stock. The Company shall take all such actions as may be necessary to assure that all shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange or the NASDAQ National Market upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series A Preferred Stock.

          (i) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Series A Preferred Stock, at the request of the holder thereof, the Company, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Fair Value of such fractional interest.

     2.   Conversion Fee.  The "Conversion Fee" with respect to any Share
          --------------
shall be an amount equal to 5% of the Liquidation Value of such Share, calculated on a per annum basis for the period commencing on the Date of Issuance of such Share and ending on the date such Share is converted into Conversion Stock.

     3.   Conversion Price.
          -----------------

          (a) The initial "Conversion Price" shall be $10.25 per share.  In
                           ----------------
order to prevent dilution of the conversion rights granted under this Section H, the Conversion Price shall be subject to adjustment from time to time pursuant to this Section H3.

          (b) If and whenever on or after the original Date of Issuance of the Series A Preferred Stock, the Company issues or sells, or in accordance with Section H4 is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Fair Value per share immediately prior to the time of such issue or sale, then immediately upon such issue or sale, or deemed issue or sale, the Conversion Price shall be reduced to the Conversion Price determined by dividing (i) the sum of (1) the product derived by multiplying the Fair Value per share in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Company upon such issue or sale, by (ii) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

          (c) Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price as a result of (i) any issue or sale, or deemed issue or sale of Common Stock upon conversion, of Approved Preferred Stock, or (ii) any issue or sale (or deemed issue or sale) of Common Stock pursuant to stock options, warrants and other rights to acquire Common Stock described in Schedule 3.3 to the Exchange Agreement (as such number of shares is proportionately adjusted for subsequent stock splits, combinations of shares and stock dividends affecting the Common Stock), in each case pursuant to the terms thereof as in effect on the date of the Exchange Agreement.

     4.   Effect on Conversion Price of Certain Events.  For purposes of
          --------------------------------------------
determining the adjusted Conversion Price under Section H3, the following shall be applicable:

          (a) Issuance of Rights or Options.  If the Company in any manner
              -----------------------------
grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Fair Value per share immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such

Convertible Securities and the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (b) Issuance of Convertible Securities.  If the Company in any manner
              ----------------------------------
issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Fair Value per share immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section H, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

          (c) Change in Option Price or Conversion Rate.  If the purchase price
              -----------------------------------------
provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section H4, if the terms of any Option or Convertible Security which was outstanding as of the Date of Issuance of the Series A Preferred Stock are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased.

          (d) Treatment of Expired Options and Unexercised Convertible
              --------------------------------------------------------
Securities.  Upon the expiration of any Option or the termination of any right
----------
to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of this Section H4, the expiration or termination of any Option or Convertible Security which was outstanding as of the Date of Issuance of the Series A Preferred Stock shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the Date of Issuance of the Series A Preferred Stock.

          (e) Calculation of Consideration Received.  If any Common Stock,
              -------------------------------------
Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving Company, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Company and the holders of a majority of the outstanding Series A Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Company and the holders of a majority of the outstanding Series A Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Company.

          (f) Integrated Transactions.  In case any Option is issued in
              -----------------------
connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, consideration shall be allocated to such Option by the Board of Directors of the Company on a reasonable basis.

          (g) Treasury Shares.  The number of shares of Common Stock outstanding
              ---------------
at any given time shall not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

          (h) Record Date.  If the Company takes a record of the holders of
              -----------
Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     5.   Subdivision or Combination of Common Stock.  If the Company at any
          ------------------------------------------
time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

     6.   Reorganization, Reclassification, Consolidation, Merger or Sale.
          ---------------------------------------------------------------
Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change". Prior to the consummation of any
                          --------------
Organic Change, the Company shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred Stock then outstanding) to insure that each of the holders of Series A Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series A Preferred Stock immediately prior to such Organic Change. In each such case, the Company shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred Stock then outstanding) to insure that the provisions of this Section H and Section I hereof shall thereafter be applicable to the Series A Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Series A Preferred Stock, if the value so reflected is less than the Fair Value per share immediately prior to such consolidation, merger or sale). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Series A Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

     7.   Certain Events.  If any event occurs of the type contemplated by
          --------------
the provisions of this Section H but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series A Preferred Stock; provided that no adjustment shall be made in connection with any stock appreciation rights or phantom stock rights granted to employees pursuant to employee benefit plans approved by the Company's Board of Directors; and provided further that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section H or decrease the number of shares of Conversion Stock issuable upon conversion of each Share of Series A Preferred Stock.

     8.   Notices.
          -------

          (a) Promptly after any adjustment of the Conversion Price, the Company shall give written notice thereof to all holders of Series A Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

          (b) The Company shall give written notice to all holders of Series A Preferred Stock at least 20 days prior to the date on which the Company closes its books or takes a record (i) with respect to any dividend or distribution upon Common Stock, (ii) with respect to any pro rata subscription offer to holders of Common Stock or (iii) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

          (c) The Company shall also give written notice to the holders of Series A Preferred Stock at least 20 days prior to the date on which any Organic Change shall take place.

          Section I. Registration of Transfer.  The Company will keep at its
                     ------------------------
principal office a register for the registration of Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Company will, at the request of the record holder of such certificate, execute and deliver (at the Company's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate will be registered in the name of such transferee and will represent such number of Shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred Stock represented by the surrendered certificate.

          SECTION J. Replacement.  Upon receipt of evidence reasonably
                     -----------
satisfactory to the Company (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of any class of Series A Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is GE Capital or any of its 100% Affiliates, its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

          SECTION K. Definitions. Unless defined below or elsewhere herein,
                     -----------
each capitalized term used herein shall have the meaning given such term in the Exchange Agreement.

          "100% Affiliate" means with respect to any Person, (i) each other
           --------------
Person that, directly or indirectly, owns or controls one hundred percent (100%) of the Stock having ordinary voting power in the election of directors of such Person, (ii) each other Person of which the Stock having ordinary voting power in the election of its directors is owned or controlled one hundred percent (100%) by such Person, or (iii) each other Person of which the Stock having ordinary voting power in the election of its directors is owned or controlled one hundred percent (100%) by any Person defined in clause (i) above or any of its 100% Affiliates.

          "Approved Preferred Stock" means any other series of preferred stock
           ------------------------
issued in accordance with Section G hereof that the Board of Directors of the Company expressly designates as such by referring to this definition in the resolution or resolutions providing for the issuance thereof.

          "Change Of Control" means (A) prior to a filing by the Company of a
           -----------------
registration statement with the Security and Exchange Commission under the 1933 Act covering the securities of the Company (an "IPO"), (a) capital stock of the
                                                ---
Company or any of its Subsidiaries (after giving effect to the exercise of all outstanding Shares, options, warrants or other equity securities), having by its terms voting power to elect greater than 50% (in number of votes) of the board of directors of the Company or such Subsidiary, shall cease to be owned in the aggregate by (i) John P. Miller or members of such Person's immediate family (including, parents, spouse, children and siblings) or (ii) a trust for the benefit of John P. Miller or members of his immediate family, which trust is under the control of John P. Miller or members of his immediate family; or (b) a majority of the members of the board of directors of the Company or any of its Subsidiaries then in office are no longer individuals elected or designated by any of the Persons referenced in clause (i) or (ii) above and (B) subsequent to an IPO if (i) any "person" as defined in Section 3(a)(9) of the Security and Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections
                                       ------------
13(d) and 14(d) thereof, including any "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company and any Subsidiary, any of the Company's existing shareholders prior to an IPO and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly becomes a "beneficial owner" (as defined in Rule 13d-3 Under the Exchange Act) of securities of the Company representing 20% or more of the voting power of the then outstanding securities of the Company, except where the acquisition is approved by the Board of Directors; (ii) the shareholders of the Company approve (or, if shareholder approval is not required, the Board of Directors approves) an agreement providing for (aa) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to a majority of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors, or where the members of the Board of Directors, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation, (bb) a sale or other disposition of all or substantially all of the assets of the Company, or (cc) a liquidation or dissolution of the Company; (iii) any person has commenced a tender offer or exchange offer for 35% or more of the voting power of the then outstanding shares of the Company,; or (iv) directors are elected such that a majority of the members of the Board of

Directors shall have been members of the Board of Directors for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

          "Common Stock Deemed Outstanding" means, at any given time, the number
           -------------------------------
of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections H4(a) and H4(b) hereof.

          "Conversion Stock" means shares of the Common Stock; provided that if
           ----------------
there is a change such that the securities issuable upon conversion of the Series A Preferred Stock are issued by an entity other than the Company or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Series A Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

          "Convertible Securities" means any evidence of indebtedness, shares of
           ----------------------
Stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for additional shares of Common Stock.

          "Exchange Agreement" means the Exchange Agreement, dated as of March
           ------------------
30, 1998 among the Company and GECFS, Inc.

          "Fair Value" means with respect to any share of Common Stock (other
           ----------
than shares issued pursuant to the Company's 1998 Equity Compensation Plan or the Company's 1998 Non-Employee Director Option Plan) the average of the closing sales prices of the Common Stock on all securities exchanges or automated quotation system on which such shares may at the time be listed or included, or, if there has been no sales on any such exchange or reported on such quotation system on any day, the average of the highest bid and lowest asked prices on all such exchanges or reported at the end of such day, or, if on any day such share is not so listed or included in any such quotation system, the average of the highest bid or lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 business days consisting of the third day immediately prior to the date as of which the Fair Value is being determined and the 20 consecutive business days prior to such date; provided, however, that if the Common Stock is not listed on
                    --------  -------
any securities exchange or quoted in any such quotation system or over-the-counter market, then "Fair Value" means the fair value thereof determined by an independent appraiser of nationally recognized standing experienced in valuing securities, which appraiser shall be jointly selected by the Company and the holders of the Series A Preferred Stock, valued on the basis of a sale of the Company as a whole (without consideration of any control premium) in an arms-length transaction between a willing buyer and the Company as a willing seller, neither acting under compulsion. The determination of such appraiser shall be final and binding upon the parties with respect to this proviso, and the Company shall pay one half of the fees and expenses of such appraiser and the holders of the Series A Preferred Stock shall pay one half of the fees and expenses of such appraiser.

          "GE Capital" means General Electric Capital Corporation, a New York
           ----------
corporation.

          "Junior Securities" means any of the Company's Stock, except for the
           -----------------
Series A Preferred Stock and any other Approved Preferred Stock that by the terms of the Certificate of Designation thereof is stated to be on a parity with the Series A Preferred Stock as to dividends and on liquidation, dissolution or winding up of the Company.

          "Liquidation Value" of any Share as of any particular date will be
           -----------------
equal to $10.25.

          "Loan Agreements" means collectively (i) that certain Amended and
           ---------------
Restated Loan and Security Agreement dated December 16, 1997 between GE Capital and Premier Graphics, Inc., (ii) that certain Loan and Security Agreement dated March 11, 1998 between GE Capital and Phillips Litho Co., Inc., and (iii) any other loan agreement entered into between GE Capital and the Company or any other Subsidiary of the Company, as each of the foregoing may be amended or modified from time to time.

          "Material Event" means the occurrence of (i) a Change of Control, (ii)
           --------------
the payment or prepayment of all or substantially all of the indebtedness, liabilities and obligations owning to GE Capital under the Loan Agreements (or such payment or prepayment shall become or be declared due pursuant to any of the Loan Agreements), (iii) a merger, consolidation, share exchange or similar transaction involving the Company or any of its Subsidiaries and one or more Persons (other than a merger of a Subsidiary with and into another Subsidiary or, if the Company is the surviving corporation, the Company, provided that the
                                                              --------
holders of the Series A Preferred Stock have received prior written notice thereof) or a disposition (by sale, assignment, conveyance, transfer, lease, exchange or otherwise), in one or more related transactions of all or a substantial portion of the assets, business or revenue, or income generating operations of the Company or any of its Subsidiaries taken as a whole or any substantial change in the type of business conducted by the Company and its Subsidiaries taken as a whole.

          "Person" means any individual, sole proprietorship, partnership
           ------
(including a limited partnership), joint venture, trust, unincorporated organization, association, Company, institution, public benefit Company, limited liability company, joint stock company, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof) or any other business entity.

          "Redemption Date" as to any Share, means the Mandatory Redemption Date
           ---------------
or the applicable date specified herein in the case of any other redemption; provided, that no such date will be a Redemption Date unless the applicable Redemption Price is actually paid in cash, and if not so paid, the Redemption Date will be the date on which such Redemption Price is fully paid in cash.

          "Series A Preferred Stock" means the Series A Cumulative Convertible
           ------------------------
Redeemable Preferred Stock, par value $.01 per share, of the Company, senior in priority to the Series A Preferred Stock and any other Approved Preferred Stock.

          "Stock" means all shares, options, warrants, general or limited
           -----
partnership interests,
participation or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), including, without limitation, any securities with profit participation features, and any rights, warrants, options or other securities convertible into or exercisable or exchangeable for any such shares, equity or profits interests, participations or other equivalents, or such other securities, directly or indirectly (or any equivalent ownership interests, in the case of a Person which is not a Company).

          "Subsidiary" shall mean, with respect to any Person, (i) any Company
           ----------
of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power for the election of directors, managers or trustees of such Company (irrespective of whether, at the time, Stock of any other class or classes of such Company shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially or controlled, directly or indirectly, by such Person and/or one or more Subsidiaries of such Person, or any combination thereof, or with respect to which any such Person has the right to vote or designate the vote of more than 50% of such Stock whether by proxy, agreement, operation of law or other wise,
(ii) any partnership, limited liability company, association or other business entity, in which such Person and/or one or more Subsidiaries of such Person shall have more than 50% of the partnership or other similar ownership interests thereof (whether in the form of voting or participation in profits or capital contribution), and (iii) all other Persons from time to time included in the consolidated financial statements of such Person. For purposes hereof, a Person or Persons shall be deemed to have more than 50% ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated more than 50% of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

          SECTION L.  Amendment and Waiver.  No amendment, modification or
                      --------------------
waiver will be binding or effective with respect to any of the provisions of this Certificate stating the number, designation, relative rights, preferences and limitations of the Series A Preferred Stock, without the prior written consent of the holders of at least 80% of the Shares of Series A Preferred Stock then outstanding.

          SECTION M.  Notices.  Except as otherwise expressly provided herein,
                      -------
all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given four business days after being deposited in the mail (i) to the Company, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Company (unless otherwise indicated by any such holder).

          IN WITNESS WHEREOF, this Articles of Amendment have been duly executed this 30th day of March, 1998.

          MASTER GRAPHICS, INC.


          By: /s/ Lance T. Fair
              -----------------
          Name: Lance T. Fair
          Title: Chief Financial Officer





          ATTEST:

          /s/ President
          -------------